Execution Version

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of December 1, 2024 (the “Effective Date”) to that certain Transfer Agency and Service Agreement dated as of March 24, 2022, as amended from time to time, between each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) listed on Appendix A thereto on behalf of it series listed on Appendix A (each a “PGIM ETF”) (as such Appendix may be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”) (such Transfer Agency and Service Agreement, as amended, hereinafter referred to as the “Transfer Agency and Service Agreement”). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Transfer Agency and Service Agreement.

WHEREAS, the parties wish to amend Appendix A of the Transfer Agency and Service Agreement to add certain Trusts or series to an existing Trust, as parties to the Transfer Agency and Service Agreement;

WHEREAS, the parties wish to amend the Transfer Agency and Service Agreement to add each PGIM ETF which will ordinarily issue for purchase and redeem shares (the “Shares”) only in aggregations of Shares known as “Creation Units” as set out on Appendix B (each a “Creation Unit”);

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Appendix A and Appendix B of the Transfer Agency and Service Agreement shall be deleted in their entirety and replaced with Appendix A and Appendix B attached hereto.

2.Each party represents to the other that this Amendment has been duly executed.

3.Appendix A and Appendix B of the Transfer Agency and Service Agreement, as amended herein, shall become effective for each Trust as of the date of first service as listed in Appendix A hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the Transfer Agency and Service Agreement shall be a reference to the Transfer Agency and Service Agreement as amended hereby. Except as amended hereby, the Transfer Agency and Service Agreement shall remain in full force and effect.

4.The parties expressly agree that this Amendment shall terminate upon the effective date of the termination of the Transfer Agency and Service Agreement.

5.The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

6.If any provision of the Agreement including this Amendment is found to be invalid, illegal or unenforceable, no other provision of the Agreement or this Amendment shall be affected, and all other provisions shall be enforced to the full extent of the law.

7.This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH FUND LISTED ON

APPENDIX A HERETO

By:	/s/ Elyse McLaughlin
Name:	Elyse McLaughlin
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President

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APPENDIX A

(as amended in November [ ], 2024)

EXCHANGE TRADED FUNDS

Date of First
RIC/Fund Name	Former Name	Service
PGIM ETF Trust		6/3/22
PGIM Ultra Short Bond ETF		6/3/22
PGIM Active High Yield Bond ETF		6/3/22
PGIM Active Aggregate Bond ETF		6/3/22
PGIM Total Return Bond ETF		6/3/22
PGIM Floating Rate Income ETF		5/17/22
PGIM Portfolio Ballast ETF		12/12/22
PGIM Jennison Focused Growth ETF		12/12/22
PGIM Jennison Focused Value ETF		12/12/22
PGIM AAA CLO ETF		7/19/23
PGIM Short Duration Multi-Sector Bond ETF		7/19/23
PGIM Jennison Focused Mid-Cap ETF		12/14/23
PGIM Jennison Better Future ETF		12/14/23
PGIM Jennison International Opportunities ETF		12/14/23
PGIM Short Duration High Yield ETF		12/14/23
PGIM Municipal Income Opportunities ETF		6/14/24
PGIM Ultra Short Municipal Bond ETF		6/24/24

PGIM Rock ETF Trust
PGIM US Large-Cap Buffer 12 ETF – January		10/26/23
PGIM US Large-Cap Buffer 12 ETF – February		12/21/23
PGIM US Large-Cap Buffer 12 ETF – March		12/21/23
PGIM US Large-Cap Buffer 12 ETF – April		12/21/23
PGIM US Large-Cap Buffer 12 ETF – May		12/21/23
PGIM US Large-Cap Buffer 12 ETF – June		12/21/23
PGIM US Large-Cap Buffer 12 ETF – July		12/21/23
PGIM US Large-Cap Buffer 12 ETF – August		12/21/23
PGIM US Large-Cap Buffer 12 ETF – September		12/21/23
PGIM US Large-Cap Buffer 12 ETF – October		12/21/23
PGIM US Large-Cap Buffer 12 ETF – November		12/21/23
PGIM US Large-Cap Buffer 12 ETF – December		12/21/23
PGIM US Large-Cap Buffer 20 ETF – January		12/21/23
PGIM US Large-Cap Buffer 20 ETF – February		12/21/23
PGIM US Large-Cap Buffer 20 ETF – March		12/21/23
PGIM US Large-Cap Buffer 20 ETF – April		12/21/23
PGIM US Large-Cap Buffer 20 ETF – May		12/21/23
PGIM US Large-Cap Buffer 20 ETF – June		12/21/23
PGIM US Large-Cap Buffer 20 ETF – July		12/21/23
PGIM US Large-Cap Buffer 20 ETF – August		12/21/23
PGIM US Large-Cap Buffer 20 ETF – September		12/21/23
PGIM US Large-Cap Buffer 20 ETF – October		12/21/23
PGIM US Large-Cap Buffer 20 ETF – November		12/21/23
PGIM US Large-Cap Buffer 20 ETF – December		12/21/23

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PGIM Laddered Fund of Buffer 12 ETF			6/11/24
PGIM Laddered Fund of Buffer 20 ETF			6/11/24
PGIM S&P Max Buffer ETF – January			12/27/24
PGIM S&P Max Buffer ETF – February			12/27/24
PGIM S&P Max Buffer ETF – March			12/27/24
PGIM S&P Max Buffer ETF – April			12/27/24
PGIM S&P Max Buffer ETF – May			12/27/24
PGIM S&P Max Buffer ETF – June			12/27/24
PGIM S&P Max Buffer ETF – July			12/27/24
PGIM S&P Max Buffer ETF – August			12/27/24
PGIM S&P Max Buffer ETF – September			12/27/24
PGIM S&P Max Buffer ETF – October			12/27/24
PGIM S&P Max Buffer ETF – November			12/27/24
PGIM S&P Max Buffer ETF – December			12/27/24
PGIM Nasdaq-100	Buffer 12	ETF – January	12/27/24
PGIM Nasdaq-100	Buffer 12	ETF – April	12/27/24
PGIM Nasdaq-100	Buffer 12	ETF – July	12/27/24
PGIM Nasdaq-100	Buffer 12	ETF – October	12/27/24
PGIM Laddered Fund of Nasdaq 12 ETF			12/27/24

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APPENDIX B

Creation Units

(as amended on November [ ], 2024)

Name of PGIM ETF	Size of Creation Unit

PGIM Active Aggregate Bond ETF	25,000 shares

PGIM Active High Yield Bond ETF	25,000 shares

PGIM Floating Rate Income ETF	25,000 shares

PGIM Total Return Bond ETF	25,000 shares

PGIM Ultra Short Bond ETF	25,000 shares

PGIM Portfolio Ballast ETF	20,000 shares

PGIM Jennison Focused Growth ETF	10,000 shares

PGIM Jennison Focused Value ETF	10,000 shares

PGIM AAA CLO ETF	25,000 shares

PGIM Short Duration Multi-Sector Bond ETF	25,000 shares

PGIM Jennison Focused Mid-Cap ETF	10,000 shares

PGIM Jennison Better Future ETF	10,000 shares

PGIM Jennison International Opportunities ETF	10,000 shares

PGIM Short Duration High Yield ETF	25,000 shares

PGIM Municipal Income Opportunities ETF	25,000 shares

PGIM Ultra Short Municipal Bond ETF	25,000 shares

PGIM US Large-Cap Buffer 12 ETF – January	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – February	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – March	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – April	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – May	10,000 shares

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PGIM US Large-Cap Buffer 12 ETF – June	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – July	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – August	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – September	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – October	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – November	10,000 shares

PGIM US Large-Cap Buffer 12 ETF – December	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – January	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – February	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – March	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – April	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – May	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – June	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – July	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – August	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – September	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – October	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – November	10,000 shares

PGIM US Large-Cap Buffer 20 ETF – December	10,000 shares

PGIM Laddered Fund of Buffer 12 ETF	10,000 shares

PGIM Laddered Fund of Buffer 20 ETF	10,000 shares

PGIM S&P Max Buffer ETF – January	10,000 shares

PGIM S&P Max Buffer ETF – February	10,000 shares

PGIM S&P Max Buffer ETF – March	10,000 shares

PGIM S&P Max Buffer ETF – April	10,000 shares

PGIM S&P Max Buffer ETF – May	10,000 shares

PGIM S&P Max Buffer ETF – June	10,000 shares

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PGIM S&P Max Buffer ETF – July			10,000 shares

PGIM S&P Max Buffer ETF – August			10,000 shares

PGIM S&P Max Buffer ETF – September			10,000 shares

PGIM S&P Max Buffer ETF – October			10,000 shares

PGIM S&P Max Buffer ETF – November			10,000 shares

PGIM S&P Max Buffer ETF – December			10,000 shares

PGIM Nasdaq-100	Buffer 12	ETF – January	10,000 shares

PGIM Nasdaq-100	Buffer 12	ETF – April	10,000 shares

PGIM Nasdaq-100	Buffer 12	ETF – July	10,000 shares

PGIM Nasdaq-100	Buffer 12	ETF – October	10,000 shares

PGIM Laddered Fund of Nasdaq 12 ETF			10,000 shares

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